                                                                    EXHIBIT 6.5


                      AGREEMENT AND PLAN OF REORGANIZATION

                  THIS AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement") made as of the 8th day of August, 1997, by and among MDI Entertainment, Inc., a Delaware corporation, formerly known as Puff Process, Inc. ("Parent"), MDI -Connecticut, Inc., a Delaware corporation ("Sub 1"), MDI - Missouri, Inc., a Delaware corporation ("Sub 2"), Media Drop-In Productions, Inc., a Delaware Corporation ("MDIP"), MDI-Missouri, Inc., a Missouri Corporation ("MDI-Missouri"), and Steven M. Saferin ("Saferin") and Agostino T. Galluzzo ("Galluzzo").

                                    RECITALS

        A. Parent wishes to acquire MDIP and MDI-Missouri by means of mergers of its wholly-owned subsidiaries, Sub 1 and Sub 2, with and into MDIP and MDI-Missouri respectively in which MDIP and MDI-Missouri will be the surviving corporations and will each become a wholly owned subsidiary of Parent.

        B. These acquisitions are intended to qualify as reorganizations under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code") and to be accounted for by Parent by the "purchase" method of accounting.

        C. The Boards of Directors of each of MDIP and MDI-Missouri and the Subs have respectively authorized the merger of their respective corporations pursuant to the terms of this Agreement.

        D. Saferin and Galluzzo are the sole shareholders of MDIP and MDI-Missouri and have approved the merger of Sub 1 with and into MDIP and Sub 2 with and into MDI-Missouri pursuant to the terms of this Agreement.

        E. The Board of Directors of Parent has approved the acquisition of MDIP and MDI-Missouri pursuant to the terms of this Agreement.

         NOW THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

         1.1 Additional Defined Terms.

                  When used herein the following terms shall have the meanings set forth below:

                  (i)       The "Subs" - Sub 1 and Sub 2, collectively.

                  (ii) The "MDI Companies" - MDIP and MDI-Missouri collectively.

                  (iii) The "Shareholders" - Saferin and Galluzzo, collectively.

                  (iv)      "Parent Stock" - Common Shares of Parent
                            (par value $.001).

                  (v) "Constituent Corporations" - the Parent, the Subs and the MDI Companies respectively.

                  (vi) "Subordinated Debt" means the obligation of the Parent to the Stockholders for the payment in the aggregate of Three Hundred Thousand Dollars ($300,000.00) as part of the consideration for the Merger, which indebtedness shall be subordinate to any secured indebtedness of the MDI Companies and shall be in the form of the Subordinated Promissory Note attached hereto and made a part hereof as Exhibit D (a "Subordinated Note").

                  (vii) "Merger" shall mean the transactions contemplated by this Agreement.

                               ARTICLE II - MERGER

         2.1 Merger.

                  (a) As of the Effective Date (as hereinafter defined), the separate existence of the Subs shall cease, and the Subs shall be respectively merged into The MDI Companies pursuant to the Articles of Merger and Certificate of Merger attached hereto and made a part hereof as Exhibits A-1, A-2 and A-3 respectively (the "Merged Corporations"). The Effective Date shall be the later of (i) the date of Closing pursuant to Section 2.7 hereof, or (ii) the date that the Articles of Merger are accepted for filing by the States of Delaware and Missouri, respectively. The Constituent Corporations agree to execute and file the Articles of Merger with the States of Missouri and Delaware.

                  (b) The respective parties to each of the Articles of Merger agree to amend the Articles of Merger, if necessary, to conform to any requirement, as to form, required by the jurisdiction in which a party to such agreement is incorporated.

         2.2 By-Laws; Directors; Officers: Subject to the approvals of the Boards of Directors of the Parent and Merged Corporations respectively after the Effective Date, the By-Laws of the Parent and the Merged Corporations shall be as set forth in Exhibits B-1, B-2 and B-3, attached hereto and made a part hereof, and the officers and directors of the Parent and the Merged Corporations shall be as listed on Exhibits C-1, C-2 and C-3 attached hereto and made a part hereof.

         2.3 Basic Agreements: The parties agree to enter into the following agreements as of the date of Closing:

                  (a) Employment Agreement: Saferin, the Parent and MDIP agree that on the Effective Date they shall execute the Employment Agreement, attached hereto and made a part hereof, as Exhibit E.

                  (b) Consulting Agreement: MDIP and the Parent agree to enter into a Consulting Agreement with Linda Kesterson Saferin in the form attached hereto and made a part hereof as Exhibit P.

                  (c) Registration Rights Agreement: The Stockholders and the Parent agree to enter into the Registration Rights Agreement in the form attached hereto and made a part hereof as Exhibit Q.

         2.4 Conversion of Shares in the Merger: The mode of carrying into effect the Merger provided in this Agreement, shall be as set forth in the Articles of Merger and include the following:

                  2.4.1 MDIP's Stock: On the Effective Date, each share of Common Stock of MDIP, issued and outstanding shall be surrendered to MDIP, and the holders thereof shall receive in exchange therefor 4,361.6029 shares of the Common Stock of the Parent and $272.60 of Subordinated Debt, and each holder of outstanding Common Stock of MDIP, upon surrender to MDIP of one or more stock certificates for Common Stock of MDIP for cancellation, shall be entitled to receive one or more stock certificates for the full number of shares of the Parent's Stock to which such holder is entitled under this paragraph 2.4.1 and a Subordinate Note for the amount of Subordinated Debt to which such holder is entitled under this paragraph 2.4.1. Each issued share of MDIP Common Stock held in its treasury on the Effective Date shall be cancelled and shall not be converted.

                  2.4.2 MDI-Missouri's Stock: On the Effective Date, each share of Common Stock of MDI-Missouri, issued and outstanding shall be surrendered to MDI-Missouri, and the holders thereof shall receive in exchange therefor sixty (60) shares of the Common Stock of the Parent and $3.75 of Subordinated Debt, and each holder of outstanding Common Stock of MDI-Missouri, upon surrender to MDI-Missouri of one or more stock certificates for Common Stock of MDI-Missouri for cancellation, shall be entitled to receive one or more stock certificates for the full number of shares of the Parent's Stock to which such holder is entitled under this paragraph 2.4.2 and a Subordinate Note for the amount of Subordinated Debt to which such holder is entitled under this paragraph 2.4.2. Each issued share of MDI-Missouri Common Stock held in its treasury on the Effective Date shall be cancelled and shall not be converted.

                  2.4.3 Subs' Stock: On the Effective Date, each share of Common Stock of the Subs, issued and outstanding, shall be converted into and become one share of the Common Stock of the Merged Corporation into which the Sub was merged, and each holder of outstanding common stock of a Sub, upon surrender to the respective Merged Corporation, for cancellation, shall be entitled to receive one ore more Certificates of Common Stock of the respective Merged Corporation for the full number of shares of Merged Corporation Stock to which such holder is entitled under this Section 2.4.3. Each issued share of a Sub held in its treasury on the Effective Date shall be cancelled and shall not be converted.

                  2.4.4 Parent's Stock: Parent shall make available to the Subs sufficient shares of the Parent's stock to effect the mergers pursuant to the terms of this Agreement.

                  2.4.5 Surrender of Certificates: As soon as practicable after the Effective Date, the stock certificates representing Common Stock of the Constitute Corporations issued and outstanding at that time shall be surrendered for exchange as above provided. Until so surrendered for exchange, each such stock certificate nominally representing Common Stock of a Constituent Corporation, shall be deemed for all corporate purposes (except for payment of dividends, which shall be subject to the exchange of stock certificates as above provided) to evidence the ownership of the number of shares of Consolidated

Stock which the holder thereof would be entitled to receive upon its surrender to the Consolidated Corporation.

                  2.4.6 Securities Matters: The Constituent Corporations and the Stockholders acknowledge that the shares of the Parent Stock have not and will not be registered under either the Federal Securities Act of 1933 (the "Act"), or applicable state securities laws (the "State Acts") and therefore, cannot be resold unless they are registered under the Act and the State Act or unless an exemption of such registration is available. Any shares of the Parent Stock to be owned by the Stockholders shall be acquire by the Stockholder for investment only, and not with a view to, offer for sale or sell such shares.

         2.5 Effect of Merger: As of the Effective Date, the Merged Corporations shall succeed to, without other transfer, and shall possess and enjoy all the rights, privileges, immunities, powers and franchises both of a public and a private nature, and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and al property, real, personal and mixed, and all debts due to any Constituent Corporation in whatever account, for stock subscriptions as well as for all other things in action or belonging to each of said corporations, shall be vested in the respective Merged Corporation; and all property, rights, privileges, immunities, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the respective Merged Corporation as they were of the respective Constituent Corporation, the title to real estate, if any, vested by deed or otherwise in any of the Constituent Corporations shall revert or be in any way impaired by the consolidation; provided, however, that all rights of creditors and all liens upon any property of any Constituent Corporation shall be preserved unimpaired, limited in lien to the property affected by such liens, as of the Effective Date, and all debts, liabilities and duties of any Constituent Corporation shall thenceforth attach to the respective Merged Corporation and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by that Merged Corporation.

         2.6 Accounting Matters: The assets and liabilities of the Constituent Corporations as at the effective time of the Merger, shall be taken upon on the books of the respective Merged Corporation at the amounts at which they shall be carried at that time on the books of the respective Constituent Corporations. The amount of capital of the respective Merged Corporation after the consolidation shall be equal to the sum of the aggregate amount of the capital of each of the respective Constituent

Corporations immediately prior to the Merger. The surplus of each respective Merged Corporation after the Merger, including any surplus arising in the Merger, shall be available to be used for any legal purposes for which surplus may be used.

         2.7 Closing: Closing of the Transactions as herein defined shall occur simultaneously with the execution of this Agreement at the offices of MDIP on or before August 15, 1997.

                      III - REPRESENTATIONS AND WARRANTIES

         3.1 Representations and Warranties of MDIP. MDIP represents and warrants to Sub 1 and Parent as follows:

                  (a) Organization: MDIP is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. MDIP has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. MDIP is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property of operation of its business requires qualification, except where the failure to be qualified would not have a material adverse effect on MDIP.

                  (b) Authorized Capitalization: The authorized capitalization of MDIP consists of Ten Thousand (10,000) shares of $.01 par value Common Stock, of which One Thousand Seventy-Three (1,073) shares have been issued and outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by MDIP in compliance with all applicable state and federal laws. Except as set forth in Exhibit F-1 attached hereto, MDIP is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in , or any right to share, participate in or receive any portion of, MDIP's income, profits or assets, or obligating MDIP to distribute any portion of its income, profits or assets.

                  (c) Authority: MDIP has full power and lawful authority to execute and deliver the Agreement, the Articles of Merger and any of the other contracts or agreement attached hereto as Exhibits, which are required to be executed on or before Closing (as herein defined the "Basic Agreements") and to which MDIP is a party and to consummate and perform the transactions contemplated thereby (the "Transactions"). The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations of MDIP. Neither the consummation nor performance of the Transactions, conflict with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which MDIP is a party or by which MDIP or any of its material properties or assets are bound or affected.

         (d) Company Financial Statements: MDIP's Financial Statements are complete as of the date thereof, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of MDIP as of November 30, 1996.

         (e) No Undisclosed Liabilities: Except as set forth in MDIP's Financial Statements previously delivered bo Parent and as set forth on Exhibit G-1 attached hereto, MDIP is not aware of any material liabilities for which MDIP is liable or will become liable in the future.

         (f) Taxes: MDIP has filed all federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and there exists a substantial basis in law and fact for all positions taken in such reports. No waivers of period of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of MDIP.

         (g) Properties: MDIP has good and marketable title to all its material personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other material properties and assets (except for items leased or licensed to the Company), including all property reflected in MDIP's Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of MDIP), in each case free and clear of all material liens, claims and encumbrances of every kind and character, except as set forth in Exhibit H-1. The assets and properties owned, operated or leased by MDIP and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

                  (h) Books and Records: The books and records of MDIP are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of MDIP as set forth in the MDIP's Financial Statements.

                  (i) Insurance: Exhibit I-1 contains an accurate and complete list and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, products liability, property, and other forms of insurance or indemnity bonds held by MDIP. MDIP is not in default with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion. To the best of MDIP's knowledge, all policies of insurance and bonds are: (1) in full force and effect; (2) are sufficient for compliance by MDIP with all requirements of law and of all agreements and instruments to which MDIP is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of MDIP in the amounts at least equal to customary coverage in MDIP's history; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reasons of, the transactions contemplated by this Agreement.

                  (j) Transactions with Certain Persons: Except as disclosed in Exhibit J-1, MDIP has no outstanding material agreement, understanding, contract, lease, commitment, loan or other material arrangement with any officer, director or shareholder of MDIP or any relative of any such person, or any corporation or other entity in which such person owns a beneficial interest.

                  (k) Material Contract: Except as set forth in Exhibit K-1, MDIP has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of MDIP.

                  (l) Employment Matters: Exhibit L-1 contains a list of all officers, their base salaries, accrued vacation pay, sick pay, and severance pay through November 30, 1996. Except as set forth in Exhibit L-1, MDIP is not a party to any employment agreement, or any pension, profit sharing, retirement or other deferred compensation plan or agreement. MDIP has not incurred any unfunded deficiency or liability within the meaning o the Employee Retirement Income Security Act of 1974 ("ERISA"), has not incurred any liability to the Pension Benefit Guaranty

Corporation established under ERISA in connection with any employee benefit plan. MDIP has not been a party to a "prohibited transaction", which would subject MDIP to any tax or penalty. There is no collective bargaining agreement or negotiations therefor, labor grievance or arbitration proceeding against MDIP pending or threatened, and to the knowledge of MDIP, there are no union organizing activities currently pending or threatened against or involving MDIP.

                  (m) Authorizations: MDIP has no licenses, permits, approvals and other authorizations from any governmental agencies and other entities that are materially necessary for the conduct of its business, except as set forth in Exhibit M-1 which contains a list of all material licenses, permits, approvals, and other material authorizations, as well as a list of all material copyrights, patents, trademarks, trade names, service marks, franchises, licenses and other material permits, each of which is valid and in full force and effect.

                  (n) No Powers of Attorney: MDIP has no powers of attorney or similar authorizations outstanding.

                  (o) Compliance with Laws: To the best of MDIP's knowledge, MDIP is not in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority, in each case where such violation would have a material adverse effect on MDIP.

                  (p) Compliance with Environmental Laws: MDIP is in compliance with all applicable pollution control and environmental laws, rules and regulations in all material respects. MDIP has no environmental licenses, permits and other authorizations held by MDIP relative to compliance with environmental laws, rules and regulations.

                  (q) No Litigation: There are no actions, suits, claims, complaints or proceedings pending or threatened against MDIP, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding, which, if determined adversely to MDIP, would have a material averse effect on MDIP. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to MDIP or any of its assets.

                  (r) Validity: All material contracts, agreements, leases and licenses to which MDIP is a party or by which it or any of its material properties or assets are bound or affected, are valid and in full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of MDIP or by any other party thereto.

                  (s) No Adverse Changes: Since November 30, 1996, there have been no actual or threatened developments of nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of MDIP.

                  (t) Fees: All negotiations relating to the Basic Agreements and the Transactions have been conducted by MDIP in such a manner as not to give rise to any valid claim for any finder's fees, brokerage commission, financial advisory fee or related expense or other like payment for which MDIP or Sub 1 and Parent may be liable.

                  (u) Full Disclosure: All statements of MDIP contained in the Basic Agreements and in any other written documents delivered by or on behalf of the MDIP or Shareholders to Parent are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. Except as described on Exhibit S attached hereto and made a part hereof, there are no facts known to MDIP which could have a materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of MDIP, which have not been disclosed to Sub 1 and Parent in the Basic Agreements.

         3.2 Representations and Warranties of MDI-Missouri:

                  (a) Organization: MDI-Missouri is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. MDI-Missouri has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. MDI-Missouri is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property of operation of its business requires qualification, except where the failure to be qualified would not have a material adverse effect on MDI-Missouri.

                  (b) Authorized Capitalization: The authorized capitalization of MDI-Missouri consists of One Hundred Thousand

(100,000) shares of $1.00 par value Common Stock, which Two Thousand (2,000) shares have been issued and outstanding. The Shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by MDI-Missouri in compliance with all applicable state and federal laws. Except as set forth in Exhibit F-2 attached hereto, MDI-Missouri is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving any person or entity any interest in , or any right to share, participate in or receive any portion of, MDI-Missouri's income, profits or assets, or obligating MDI-Missouri to distribute any portion of its income, profits or assets.

                  (c) Authority: MDI-Missouri has full power and lawful authority to execute and deliver the Basic Agreements to which MDI-Missouri is a party and to consummate and perform the Transactions. The Basic Agreements constitute (or shall, upon execution, constitute) valid and legally binding obligations of MDI-Missouri. Neither the consummation nor performance of the Transactions, conflict with, requires the consent, waiver or approval of, results in a breach of or default under, or gives to others any interest or right of termination, cancellation or acceleration in or with respect to, any material agreement by which MDI-Missouri is a party or by which MDI-Missouri or any of its material properties or assets are bound or affected.

                  (d) MDI-Missouri's Financial Statements: MDI-Missouri's Financial Statements are complete as of the date thereof, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of MDI-Missouri as of November 30, 1996.

                  (e) No Undisclosed Liabilities: Except as set forth in MDI-Missouri's Financial Statements previously delivered to Parent and as set forth on Exhibit G-2 attached hereto, MDI-Missouri is not aware of any material liabilities for which MDI-Missouri is liable or will become liable in the future.

                  (f) Taxes: MDI-Missouri has filed all federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and there exists a substantial basis in law and fact for all positions taken in such reports. No waivers of period of limitation are in effect with respect to any taxes arising from and attributable to the ownership of properties or operations of the business of MDI-Missouri.

                  (g) Properties: MDI-Missouri has good and marketable title to all its material personal property, equipment, processes, patents, copyrights, trademarks, franchises, licenses and other material properties and assets (except for items leased or licensed to the Company), including all property reflected in MDI-Missouri's Financial Statements (except for assets reflected therein which have been sold in the normal course of its business where the proceeds from such sale or other disposition have been properly accounted for in the financial statements of MDI-Missouri), in each case free and clear of all material liens, claims and encumbrances of every kind and character, except as set forth in Exhibit H-2. The assets and properties owned, operated or leased by MDI-Missouri and used in its business are in good operating condition, reasonable wear and tear excepted, and suitable for the uses for which intended.

                  (h) Books and Records: The books and records of MDI-Missouri are complete and correct in all material respects, have been maintained in accordance with good business practices and accurately reflect in all material respects the business, financial condition and results of operations of MDI-Missouri as set forth in the MDI-Missouri's Financial Statements.

                  (i) Insurance: Exhibit I-2 contains an accurate and complete list and brief description of all performance bonds and policies of insurance, including fire and extended coverage, general liability, workers compensation, products liability, property, and other forms of insurance or indemnity bonds held by MDI-Missouri. MDI-Missouri is not in default with respect to any provisions of any such policy or indemnity bond and has not failed to give any notice or present any claim thereunder in due and timely fashion. To the best of MDI-Missouri's knowledge, all policies of insurance and bonds are: (1) in full force and effect; (2) are sufficient for compliance by MDI-Missouri with all requirements of law and of all agreements and instruments to which MDI-Missouri is a party; (3) are valid, outstanding and enforceable; (4) provide adequate insurance coverage for the assets, business and operations of MDI-Missouri in the amounts at least equal to customary coverage in MDI-Missouri's history; (5) will remain in full force and effect through the Closing; and (6) will not be affected by, and will not terminate or lapse by reasons of, the transactions contemplated by this Agreement.

                  (j) Transactions with Certain Persons: Except as disclosed in Exhibit J-2, MDI-Missouri has no outstanding material agreement, understanding, contract, lease, commitment, loan or other material arrangement with any officer, director or shareholder of MDI-Missouri or any relative of any such person, or any corporation or other entity in which such person owns a beneficial interest.

                  (k) Material Contract: Except as set forth in Exhibit K-2, MDI-Missouri has no purchase, sale, commitment, or other contract, the breach or termination of which would have a materially adverse effect on the business, financial condition, results of operations, assets, liabilities, or prospects of MDI-Missouri.

                  (l) Employment Matters: Exhibit L-2 contains a list of all officers, their base salaries, accrued vacation pay, sick pay, and severance pay through November 30, 1996. Except as set forth in Exhibit L-2, MDI-Missouri is not a party to any employment agreement, or any pension, profit sharing, retirement or other deferred compensation plan or agreement. MDI-Missouri has not incurred any unfunded deficiency or liability within the meaning o the Employee Retirement Income Security Act of 1974 ("ERISA"), has not incurred any liability to the Pension Benefit Guaranty Corporation established under ERISA in connection with any employee benefit plan. MDI-Missouri has not been a party to a "prohibited transaction", which would subject MDI-Missouri to any tax or penalty. There is no collective bargaining agreement or negotiations therefor, labor grievance or arbitration proceeding against MDI-Missouri pending or threatened, and to the knowledge of MDI-Missouri, there are no union organizing activities currently pending or threatened against or involving MDI-Missouri.

                  (m) Authorizations: MDI-Missouri has no licenses, permits, approvals and other authorizations from any governmental agencies and other entities that are materially necessary for the conduct of its business, except as set forth in Exhibit M-2 which contains a list of all material licenses, permits, approvals, and other material authorizations, as well as a list of all material copyrights, patents, trademarks, trade names, service marks, franchises, licenses and other material permits, each of which is valid and in full force and effect.

                  (n) No Powers of Attorney: MDI-Missouri has no powers of attorney or similar authorizations outstanding.

                  (o) Compliance with Laws: To the best of MDI-Missouri's knowledge, MDI-Missouri is not in violation of any federal, state, local or other law, ordinance, rule or regulation applicable to its business, and has not received any actual or threatened complaint, citation or notice of violation or investigation from any governmental authority, in each case where such violation would have a material adverse effect on MDI-Missouri.

                  (p) Compliance with Environmental Laws: MDI-Missouri is in compliance with all applicable pollution control and environmental laws, rules and regulations in all material respects. MDI-Missouri has no environmental licenses, permits and other authorizations held by MDI-Missouri relative to compliance with environmental laws, rules and regulations.

                  (q) No Litigation: There are no actions, suits, claims, complaints or proceedings pending or threatened against MDI-Missouri, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding, which, if determined adversely to MDI-Missouri, would have a material averse effect on MDI-Missouri. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to MDI-Missouri or any of its assets.

                  (r) Validity: All material contracts, agreements, leases and licenses to which MDI-Missouri is a party or by which it or any of its material properties or assets are bound or affected, are valid an din full force and effect; and no breach or default exists, or upon the giving of notice or lapse of time, or both, would exist, on the part of MDI-Missouri or by any other party thereto except with respect to a dispute between MDI-Missouri with its landlord over insufficient air conditioning on leased premises in Hartford, Connecticut.

                  (s) No Adverse Changes: Since November 30, 1996, there have been no actual or threatened developments of nature that is materially adverse to or involves any materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of MDI-Missouri.

                  (t) Fees: All negotiations relating to the Basic Agreements and the Transactions have been conducted by MDI-Missouri in such a manner as not to give rise to any valid claim for any finder's fees, brokerage commission, financial advisory fee or related expense or other like payment for which MDI-Missouri or Sub 2 and Parent may be liable.

                  (u) Full Disclosure: All statements of MDI-Missouri contained in the Basic Agreements and in any other written documents delivered by or on behalf of the MDI-Missouri or Shareholders to Parent are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to MDI-Missouri which could have a materially adverse effect upon the business, financial condition, results of operations, assets, liabilities, or prospects of MDI-Missouri, which have not been disclosed to Sub 2 and Parent in the Basic Agreements.

         3.3 Representations and Warranties of Shareholders: Each
Shareholder represents and warrants to the Parent, with respect to the shares of the MDI Companies owned by that Shareholder, as follows:

                  (a) Title to the Shares: At Closing, Shareholder shall own of record and beneficially the number of the shares listed on Exhibit N of the respective MDI Company, free and clear of all liens, encumbrances, pledges, claims, options, charges and assessments of any nature whatsoever, with full right and lawful authority to transfer the shares to the Parent. Except for certain rights of Shareholders which shall be waived at the Closing, no person has any preemptive rights or rights of first refusal with respect to any of the shares. There exists no voting agreement, voting trust, or outstanding proxy with respect to any of the shares. There are no outstanding rights, options, warrants, calls, commitments, or any other agreements of any character, whether oral or written, with respect to the shares.

                  (b) Investment Intent: Each Shareholder is acquiring the shares of the Parent for his own account for investment purposes only, and not with a view to the sale or distribution of any part thereof, and each Shareholder has no present intention of selling, granting participation in, or otherwise distributing the same. Each Shareholder understands the specific risks related to an investment in the shares of Parent, especially as it relates to the financial performance of Parent.

         3.4 Representations and Warranties of Parent: Parent represents and warrants to the Shareholders as follows:

                  (a) Parent is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware. Parent has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business. Parent is duly qualified and in good standing as a foreign corporation in each jurisdiction where its ownership of property or operation of this business requires qualification, except where the failure to be qualified would not have a material adverse effect on Parent.

                  (b) Authorized Capitalization: The authorized capitalization of Parent consists of Two Hundred Million (200,000,000) shares of .001 par value Common Stock, of which not more than Two Million Five Hundred Thousand (2,500,000) shares have been issued and are outstanding. Parent's shares have been duly authorized, validly issued, are fully paid and nonassessable with no personal liability attaching to the ownership thereof and were offered, issued, sold and delivered by Parent in compliance with all applicable state and federal laws. Except as set forth in Exhibit O attached hereto, Parent is not a party to and is not bound by any agreement, contract, arrangement or understanding, whether oral or written, giving an person or entity any interest in, or any right to share, participate in or receive any portion of Parent's income, profits or assets, or obligating Parent to distribute any portion of its income, profits or assets.

                  (c) Authority: The execution, delivery and performance by Parent of this Agreement and the consummation by it of the transactions contemplated hereby have been duly and validly authorized and approved by all necessary corporate action on the part of Parent, and this Agreement is a valid and binding agreement of Parent enforceable against it in accordance with its terms subject to applicable laws relating to bankruptcy and receivers and to general rules and principles of equity. Neither the execution and delivery by Parent of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) conflict with or result in a breach of any provision Parent's Articles of Incorporation or By-Laws, (ii) result in a default (or give rise to any right of termination, cancellation or acceleration) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, permit, lease, agreement or other instrument or obligation to which Parent is a party, or by which it or any of its properties or assets may be bound, or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, or any of its properties or assets.

                  (d) Brokers and Finders: Parent has not employed any broker or finder on its behalf or incurred any liability for any brokerage or finders' fees or commissions in connection with the transactions contemplated hereby.

                  (e) The Subs: The Subs are first tier wholly owned subsidiaries of Parent.

                  (f) Parent's Financial Statements: Parent's Financial Statements are complete, were prepared in accordance with generally accepted accounting principles applied on a basis consistent with prior periods and fairly present the financial position of Parent as of January 31, 1997.

                  (g) No Undisclosed Liabilities: Except as set forth in Parent's Financial Statements previously delivered to the MDI Companies, Parent is not aware of any material liabilities for which it is liable or will become liable in the future.

                  (h) Adverse Change: There has been no material adverse change in the business, financial condition, operations, financial results or prospects of Parent since January 31, 1997.

                  (i) No Prior Registration Rights: Except as provided by this Agreement, there exist no statutory, contractual or other rights or arrangements granting to any person or entity the right to participate in any registration of Parent stock, or the right to cause Parent to prepare and/or file a registration statement under the Securities Act, or otherwise enabling, or purporting to enable, any person or entity to participate in an offering of Parent stock or to cause Parent to register shares of Parent stock.

                  (j) Tax Representations: The MDI Companies and the Shareholders have informed Parent that it is a material factor in their entering into this Agreement that the transactions contemplated by this Agreement constitute a tax free reorganization within the provisions of Sections 368(a)(1)(A) and 368(a)(2)(E) of the Code. Consequently, Parent represents, warrants, covenants and agrees, as follows:

                           (i)      Parent has no plan or intention to redeem
or otherwise reacquire any of the Parent Stock issued in the Mergers.

                           (ii)     Parent has no plan or intention to
liquidate the MDI Companies, to merge the MDI Companies with and into another corporation or each other, to sell or otherwise dispose of the stock of the MDI Companies or to cause the MDI Companies to sell or otherwise dispose of any of the assets of the MDI Companies, except for dispositions made in the ordinary course of business.

                           (iii)    The Subs will have no liabilities except
obligations arising in the normal course in connection with the incorporation and organization, assumed by the MDI Companies, and will not transfer to the MDI Companies any assets subject to liability in the mergers.

                           (iv)     Following the Mergers, Parent will cause
the MDI companies to continue the historic businesses of the MDI Companies or use a significant portion of the businesses of the MDI Companies in a business.

                           (v)      Following the Mergers, Parent will not
permit the MDI Companies to issue additional shares of stock that would result in Parent's losing control of the MDI Companies within the meaning of
Section 368(c) of the Code.

                           (vi)     Following the transactions contemplated
by this Agreement, all United States tax returns filed by Parent, by the Subs, and by the MDI Companies will be filed in a manner consistent with the transactions contemplated by this Agreement constituting a tax-free reorganization within the provisions of Section 368 of the Code.

                           (vii)    Parent and each affiliate thereof shall
timely file a valid protective carryover basis election pursuant to the requirements of Treas. Reg. Section 1.338-4T, with respect to the transactions contemplated by this Agreement. Further, Parent and its affiliates shall cooperate with MDI Companies to file any additional tax elections as may be necessary or desirable to reduce the federal tax liabilities of the Shareholders or the MDI Companies.

                           (viii)   Neither Parent nor any of the Subs is on
the date hereof, nor shall on the Closing Date be, an "investment company" within the meaning of Section 368(a)(2)(f) of the Code.

                  (k) No Litigation: There are no actions, suits, claims complaints or proceedings pending or threatened against Parent, at law or in equity, or before or by any governmental department, commission, court, board, bureau, agency or instrumentality; and there are no facts which would provide a valid basis for any such action, suit or proceeding, which, if determined adversely to Parent, would have a material adverse effect on Parent. There are no orders, judgments or decrees of any governmental authority outstanding which specifically apply to Parent or any of its assets.

                  (l) Due Diligence Documents: All documents provided to the MDI Companies and the Shareholders by the Parent in connection with this Agreement are true and complete and have not been subsequently modified or amended by the Parent.

                  (m) Taxes: Parent has filed all federal, state, local tax and other returns and reports which were required to be filed with respect to all taxes, levies, imposts, duties, licenses and registration fees, charges or withholdings of every nature whatsoever ("Taxes"), and there exists a substantial basis in la and fact for all positions taken in such reports. No waivers of periods of limitation are in effect with respect to any Taxes arising from and attributable to the ownership of properties or operations of the business of Parent.

                  (n) Transactions: Except for this Agreement and the Transactions, as contemplated hereby, Parent has no outstanding material agreement, understanding, contract, lease, commitment, loan or other material arrangement to which it or its assets are bound.

                  (o) Full Disclosure: All statements of Parent contained in the Basic Agreements and in any other written documents delivered by or on behalf of Parent to the MDI Companies or Shareholders are true and correct in all material respects and do not omit any material fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made. There are no facts known to Parent which could have a materially adverse affect upon the business, financial condition, results of operations, assets, liabilities, or prospects of Parent, which have not been disclosed to the MDI Companies or Shareholders in the Basic Agreements.

                  (p) Compliance with Securities Laws: Parent is in compliance with all applicable federal and state securities laws and regulations, has made all requisite filings thereunder, and has not received any notice of violation of any kind with respect to the foregoing.


                                 IV - COVENANTS

         4.1 Covenants of the MDI Companies: The MDI Companies covenant and agree that from the date hereof to the Closing without the prior written consent of Parent:

                  (a) Ordinary Course of Business: The MDI Companies will operate their business only in the ordinary course and will use their best efforts to preserve their respective business, organization, goodwill and relationships.

                  (b) Maintain Properties: The MDI Companies will maintain all of their properties in good working order, repair and condition (reasonable wear and use excepted) and will take all steps reasonably necessary to maintain in full force and effect its patents, trademarks, service marks, trade names, brand names, copyrights and other intangible assets.

                  (c) Compensation: The MDI Companies will not (1) enter into or alter any employment agreements; (2) grant any increase in compensation other than normal merit increases consistent with their general prevailing practices to any officer or employee; or (3) enter into or alter any labor or collective bargaining agreement or any bonus or other employee fringe benefit.

                  (d) No Indebtedness: The MDI Companies will not create, incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligations, except in the ordinary course of business consistent with past practices, where the entire net proceeds thereof are deposited with and used by and in connection with the business of the MDI Companies.

                  (e) Maintain Books: The MDI Companies will maintain their books, accounts and records in the usual, regular ordinary and sound business manner and in accordance with generally accepted accounting principles applied on a basis consistent with past practices.

                  (f) No Amendments: The MDI Companies will not amend their corporate charter or by-laws (or similar documents) without prior consent of Parent and the MDI Companies will maintain their respective corporate existence, licenses, permits, powers and rights in full force and effect.

                  (g) Taxes and Accounting Matters: The MDI Companies will file when due all federal, state and local tax returns and reports which shall be accurate and complete, including but not limited to income, franchise, excise, ad valorem, and other taxes with respect to their businesses and properties, and to pay as they become due all taxes or assessments, except for taxes for which adequate reserves are established and which are being contested in good faith by appropriate proceedings. The MDI Companies will not change its accounting methods or practices or any depreciation, amortization or inventory valuation policies or practices.

                  (h) No Disposition or Encumbrance: Except in the ordinary course of business consistent with past practice, the MDI Companies will not
(1) dispose of or encumber any of their properties and assets, (2) discharge or satisfy any lien or encumbrance or pay any obligation or liability (fixed or contingent) except for previously scheduled repayment of debt, (3) cancel or compromise any debt or claim, (4) transfer or grant any rights under any concessions, leases, licenses, agreements, patents, inventions, proprietary technology or process, trademarks, service marks or copyrights, or with respect to any know-how, or (5) enter into or modify in any material respect or terminate any existing license, lease, or contract.

                  (i) Insurance: The MDI Companies will maintain in effect all its current insurance policies.

                  (j) No Securities Insurances: The MDI Companies will not issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of the MDI Companies.

                  (k) No Dividends: The MDI Companies will not declare, set aside or pay any dividends or other distributions of any nature whatsoever.

                  (l) Contracts: The MDI Companies will not enter into or assume any contract, agreement, obligation, lease, license or commitment except in the ordinary course of business consistent with past practice or as contemplated by this Agreement.

                  (m) No Breach: The MDI Companies will not do any act or omit to do any act which would cause a breach of any of its material contracts, commitments or obligations.

                  (n) Due Compliance: The MDI Companies will comply will all laws, regulations, rules and ordinances applicable to it and to the conduct of its business, the violation of which would have a material adverse effect on the MDI Companies.

                  (o) No Waivers of Rights: The MDI Companies will not amend, terminate or waive any material right whether or not in the ordinary course of business.

                  (p) Capital Commitments: The MDI Companies will not make or commit to make any material capital expenditure, capital addition or capital improvement.

                  (q) No Related Party Transactions: The MDI Companies will not make any loans to, or enter into any transaction, agreement, arrangement or understanding of any material nature with any of their officers, directors or employees.

                  (r) Notice of Change: The MDI Companies will promptly advise Parent in writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in their business, financial condition, results of operations, assets, liabilities or prospects.

                  (s) Consents: The MDI Companies will use their best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.

         4.2 Covenants of Parent: Parent covenants and agrees to perform the following acts:

                  (a) No Indebtedness: Parent will not create, incur, assume, guarantee or otherwise become liable with respect to any obligation for borrowed money, indebtedness, capitalized lease or similar obligation, except in the ordinary course of business consistent with past practices, where the entire net proceeds thereof are deposited with and used by and in connection with the business of Parent.

                  (b) No Amendments: Parent will not amend its corporate charter or bylaws (or similar documents) without prior consent of the MDI Companies (except as described above in Section 1.3(a) and Parent will maintain its corporate existence, licenses, permits, powers and rights in full force and effect.

                  (c) No Securities Issuances: Parent will not issue any shares of any class of capital stock, or enter into any contract, option, warrant or right calling for the issuance of any such shares of capital stock, or create or issue any securities convertible into any securities of Parent except for the transactions contemplated herein.

                  (d) No Dividends: Parent will not declare, set aside or pay any dividends or other distributions of any nature whatsoever.

                  (e) Contracts; Parent will not enter into or assume any contact, agreement, obligation, lease, license, or commitment.

                  (f) Capital Commitments: Parent will not make or commit to make any material capital expenditure, capital addition or capital improvement.

                  (g) Notice of Change: Parent will promptly advise the MDI Companies in writing of any material adverse change, or the occurrence of any event which involves any substantial possibility of a material adverse change, in their businesses, financial conditions, results of operations, assets, liabilities or prospects.

                  (h) Consents: Parent will use its best good faith efforts to obtain the consent or approval of each person or entity whose consent or approval is required for the consummation of the Transactions contemplated hereby and to do all things necessary to consummate the Transactions contemplated by the Basic Agreements.




                                        V
                           CONDITIONS PRECEDENT TO THE
                         OBLIGATIONS OF PARENT TO CLOSE

         The obligation of Parent to close the Transactions is subject to the fulfillment by the MDI Companies contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. The MDI Companies shall have performed all agreements, covenants and conditions required to be performed by the MDI Companies and Shareholders prior to the Closing.

         5.1 Compliance with Representations, Warranties and Covenants: The representations and warranties of the MDI Companies and Shareholders contained in this Agreement shall have been true and correct when made and shall be true and correct as of the Closing with the same force and effect as if made at the Closing. The MDI Companies and Shareholders shall have performed all agreements, covenants and conditions required to be performed by the MDI Companies prior to the Closing.

         5.2 No Adverse Change: Subsequent to the date hereof and prior to the Closing, there shall have been no event which has had or may have a material adverse effect upon the businesses, financial conditions, results of operations, assets, liabilities or prospects of the MDI Companies.

         5.3 No Legal Proceedings: No suit, action or other legal or administrative proceeding before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions.

         5.4 Documents to be Delivered by the MDI Companies and Shareholders:
The MDI Companies and Shareholders shall have delivered the following documents:

                  (a) Stock certificates representing all of the shares of the MDI Companies duly endorsed in blank or accompanied by duly executed stock powers.

                  (b) A copy of (i) the Articles of Incorporation of the MDI Companies, as amended to date, certified as correct by the MDI Companies; and
(ii) the Bylaws of the MDI Companies certified as correct by the MDI Companies; and (iii) a certificate from each of the MDI Companies, to the effect that the Company is in good standing and has paid all franchise taxes in such state.

                  (c) All of the Basic Agreements shall be executed by all parties thereto other than Parent.

                  (d) All corporate and other records of or applicable to the MDI Companies included but not limited to current and up-to-date minute books, stock transfer books and registers, books of accounts, leases and material contracts.

                                       VI
                           CONDITIONS PRECEDENT TO THE
                        OBLIGATIONS OF THE MDI COMPANIES
                            AND SHAREHOLDERS TO CLOSE

         The obligation of the MDI Companies and the Shareholders to close the Transactions subject to the fulfillment prior to Closing of each of the following conditions, any of which may be waived in whole or in part by the Parent and Subs:

         6.1 Compliance with Representations, Warranties and Covenants: The representations and warranties made by Parent in this Agreement shall have been true and correct when made and shall be true and correct in all material respects at the Closing with the same force and effect as if made at the Closing, and Parent and Subs shall have performed al agreements, covenants and conditions required to be performed by Parent and Subs prior to the Closing.

         6.2 No Legal Proceedings: No suit, action or other legal or administrative proceedings before any court or other governmental agency shall be pending or threatened seeking to enjoin the consummation of the Transactions contemplated hereby.

         6.3 Other Agreements: All parties other than the MDI Companies and Shareholders shall have executed and delivered the Basic Agreements.

         6.4 Payments: Shareholders shall have received from Parent certificates for all shares of Parent Stock and Subordinate Notes to be issued at the Closing by Parent pursuant to the terms hereof to all of the Basic Agreements.

         6.5 Tax Opinions: Arthur Andersen, LLP, auditors to the MDI Companies, shall have provided the MDI Companies and Shareholders with written confirmation that (i) after the Transactions are completed, the book value of the assets and liabilities of the MDI Companies may be recorded at the same book values as recorded by the MDI Companies prior to the Transactions, and (ii) except for income tax due on proceeds of the Subordinate Notes, the Transactions are free from federal income tax to the Shareholders.

         6.6 Listing: The common stock of Parent shall have been approved for listing on the NASDAQ Bulletin Board.

         6.7 Stock Certification: The transfer agent for Parent's common stock shall have provided a certification as to the number of shares currently issued and outstanding, which shall in no event exceed Two Million Five Hundred Thousand (2,500,000) shares. Counsel for the Parent shall have provided an opinion that all of the issued and outstanding shares of Parent have been duly authorized and issued, and are fully paid, and all shares issued since January 1, 1997 have been issued in compliance with all applicable federal and state securities laws.

         6.8 Resignations: Resignations of all of the current officer and directors of Parent shall have been tendered effective immediately after the Merger becomes effective.

                                       VII

                              CONDITION SUBSEQUENT

         It is the intention of Parent to enter into an Investment Banking Agreement with Clark Capital Corporation in the form attached hereto and made a part hereof as Exhibit R, pursuant to which Clark shall assist the Parent in becoming listed on the NASDAQ Bulletin Board or a similar national securities exchange acceptable to Shareholders (the "Listing"), and shall represent the Parent in connection with a private placement offering in an amount up to One Million Dollars ($1,000,000.00) (the "Offering"). In the event that for any reason Clark is unable to complete the Listing or complete Seven Hundred Thousand Dollars ($700,000.00) of the Offering on or before ninety (90) days from the date of Closing, then Saferin, in his sole and absolute discretion, by written notice to the Parent and the Merged Companies shall have the right at any time hereafter until Completion of the Listing and the Offering, to declare the Transactions annulled and void ah initio, in which even within five (5) days after the date of Saferin's notice, the parties agree as follows:

                  (a) Shareholders shall surrender to Parent certificate representing all shares of common stock of the Parent issued pursuant to this Agreement, duly endorsed in blank, and all Subordinate Notes duly endorsed in blank.

                  (b) Parent shall surrender to the Merged Companies certificates representing all shares of common stock of the Merged Companies issued pursuant to this Agreement, duly endorsed in blank.

                  (c) Parent shall cause the Merged Companies to issue to the Shareholder the number of shares of the MDI Companies owned by the respective Shareholders prior to consummation of the Transactions.

                  (d) Each party shall take any other actions reasonably requested by any other party to return the requesting party to its position prior to the consummation of this Agreement, provided the foregoing shall not require any party to pay any fees or expenses incurred by any other party in connection with the Transactions.

         Upon performance of those items set forth in paragraphs (a) through
(d) above, each of the parties hereby waives, releases and discharges all other parties from all obligations under the Basic Agreements.

                                      VIII
                             MODIFICATION, WAIVERS,
                            TERMINATION AND EXPENSES

         8.1 Modification: Shareholders and Constituent Corporations may amend, modify or supplement this Agreement in any manner as they may all mutually agree in writing.

         8.2 Waivers: The parties may in writing extend the time for or waive compliance by the other with any of the covenants or conditions of the other contained herein.

         8.3 Termination and Abandonment: This Agreement may be terminated and the Transactions may be abandoned before the Closing.

                  (a) By the mutual consent of all parties hereto;

                  (b) By Parent, if the representations and warranties of the MDI Companies or Shareholders set forth herein shall not be accurate, or the conditions precedent set forth in Article VI shall have not have been satisfied, in all material respects; or

                  (c) By the MDI Companies or Shareholders, if the representations and warranties of Parent set forth herein shall not be accurate, or the conditions precedent set forth in Article V shall not have been satisfied in all material respects.

         Termination shall be effective on the date of receipt of written notice specifying the reasons therefor.

                               IX - MISCELLANEOUS

         9.1 Representations and Warranties to Survive: Unless otherwise provided, all of the representations and warranties contained in this Agreement and in any certificate, exhibit or other document delivered pursuant to this Agreement shall survive the Closing for a period of two (2) years. No investigation made by any party hereto or their representatives shall constitute a waiver of any representation or warranty, and no such representations or warranty shall be merged into the Closing.

         9.2 Binding Effect of the Basic Agreements: The Basic Agreements and the certificate and other instruments delivered by or on behalf of the parties pursuant thereto, constitute the entire agreement between the parties. The terms and conditions of the Basic Agreements shall inure to the benefit of and be binding upon the respective heirs, legal representatives, successor and assigns of the parties hereto. Nothing in the Basic Agreements, expressed or implied, confers any rights or remedies upon any party other than the parties hereto and their respective heirs, legal representatives and assigns. Whenever Shareholders are authorized to act hereunder, any action authorized by those Shareholders holding a majority of the Shares shall be deemed the act of and binding on all Shareholders.

         9.3 Applicable Law: The Basic Agreements are made pursuant to, and will be construed under, the laws of the State of Delaware.

         9.4 Notices: All notices, request, demands and other communications hereunder shall be in writing and will be deemed to have been duly given when delivered or mailed, first class postage prepaid:

              (a)      If to MDI Companies
                       of Saferin:

                                        Media Drop-In Productions, Inc.
                                        ATTN: Steven M. Saferin, President
                                        201 Ann Street
                                        Hartford, CT 06103
                                        Telephone: (860) 527-5359
                                        FAX: (860) 527-5920

              With a copy to:

                                        Barry Weiskopf, Esquire
                                        Kaplan, Heyman, Greenberg,
                                          Engelman & Belgrad, P.A.
                                        10th Floor, Sun Life Building
                                        20 S. Charles Street
                                        Baltimore, MD 21201
                                        Telephone: (410) 539-6967
                                        Fax: (410) 752-0685

              (b) If to Parent or Subs:

                                        G. David Gordon
                                        Gordon & Associates, P.C.
                                        7633 E. 63rd Place, Suite 210
                                        Tulsa, OK 74133
                                        Telephone: (918) 254-4997
                                        Fax: (918) 254-2988

              (c)      If to Galluzzo:

                                        Agostino T. Galluzzo
                                        Azura International Holdings, Ltd.
                                        805 3rd Avenue, 10th Floor
                                        New York, New York 10022
                                        Telephone: (212) 805-8338
                                        Fax: (212) 486-9495

                       With a copy to:

                                        C. Robton Perelli-Minetti, Esquire
                                        Albert, Ward & Johnson
                                        125 Mason Street
                                        Greenwich, CT 06836
                                        Telephone: (203) 661-8600
                                        Fax: (203) 661-8051

         These addresses may be changed from time to time by written notice to the other parties.

         9.5 Headings: The headings contained in this Agreement are for reference only and will not affect in any way the meaning or interpretation of this Agreement.

         9.6 Counterparts: This Agreement may be executed in counterparts, each of which will be deemed an original and all of which together will constitute one instrument.

         9.7 Severability: If any one or more of the provisions of this Agreement shall, for any reasons, be held to be invalid, illegal or unenforceable under applicable law, this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. The remaining provisions of this Agreement shall be given effect to the maximum extent then permitted by law.

         9.8 Forbearance Waiver: Failure to pursue any legal or equitable remedy or right available to a party shall not constitute a waiver of such right, nor shall any such forbearance, failure or actual waiver imply or constitute waiver of subsequent default or breach.

         9.9 Attorneys' Fees and Expenses: The prevailing party in any legal proceeding based upon this Agreement shall be entitled to reasonable attorney's fees and expenses and court costs.

         9.10 Expenses: Each party shall pay all fees and expenses incurred by it incident to this Agreement and in connection with the consummation of all transactions contemplated by this Agreement. However, should either party choose to terminate this Agreement under Section 8.3(a), that party initiating the termination shall be responsible for all legal fees and other expenses incurred in connection with the preparation of this Agreement.

         9.11 Exhibits: All of the Exhibits to this Agreement are incorporated herein in the places referenced in this Agreement as if fully set forth herein.

         9.12 Integration: This Agreement and all documents and instruments executed pursuant hereto merge and integrate all prior agreements and representations respecting the Transactions, whether written or oral, and constitute the sole agreement of the parties in connection therewith. This Agreement has been negotiated by and submitted to the scrutiny of both Shareholders and Parent and their counsel and shall be given a fair and reasonable interpretation in accordance with the words hereof, without consideration or weight being given to its having been drafted by either party hereto or its counsel.

         IN WITNESS WHEREOF, the undersigned parties hereto have duly executed this Agreement on the date first above written.

                                     PARENT:
ATTEST:                              MDI ENTERTAINMENT, INC.

  /s/ Susan A. Willis                By:  /s/ Jesse Clayton
--------------------------           --------------------------------
Susan A. Willis, Secretary           Jesse Clayton, President

                                     MDI COMPANIES:

ATTEST:                              MEDIA DROP-IN PRODUCTIONS, INC.

 /s/ Kenneth Przysiecki              By: /s/ Steven M. Saferin
--------------------------           --------------------------------
              Secretary              Steven M. Saferin, President


ATTEST:                              MDI-MISSOURI, INC., a Missouri
                                     corporation

/s/ Kenneth Przysiecki               By: /s/ Steven M. Saferin
--------------------------           --------------------------------
             Secretary               Steven M. Saferin, President


WITNESS:                             SHAREHOLDERS:

 /s/ Barry Weiskopf                  /s/ Steven M. Saferin
--------------------------           --------------------------------
                                     STEVEN M. SAFERIN

 /s/ Kelly Quinn                     /s/ Agostino T. Galluzzo
--------------------------           --------------------------------
              Kelly Quinn            AGOSTINO T. GALLUZZO

                                     SUBS:

ATTEST:                              MDI-CONNECTICUT, INC.

 /s/ Susan A. Willis                 By: /s/ Jesse Clayton
--------------------------           --------------------------------
Susan A. Willis, Secretary           Jesse Clayton, President


ATTEST:                              MDI-MISSOURI, INC., a Delaware
                                     corporation

/s/ Susan A. Willis                  By: /s/ Jesse Clayton
--------------------------           --------------------------------
Susan A. Willis, Secretary           Jesse Clayton, President